                                  EXHIBIT 23.3

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

                         INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our report dated October 12, 1995 (except for Notes 1 and 7, which are June 25, 1996) on the financial statements of Allied Environmental Services, Inc. and Affiliates, appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated July 2, 1996 (filed with the Commission on September 16, 1996).


                              /s/ BDO Seidman, LLP
                              ------------------------------
                              BDO Seidman, LLP


Philadelphia, Pennsylvania
June 2, 1997


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